UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 6, 2006
The Corporate Executive Board Company
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 Pennsylvania Avenue, N.W. Washington, D.C.	2006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (202) 777-5000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Mr. Russell P. Fradin has resigned from the Board of Directors of The Corporate Executive Board Company (“the Company”) effective September 6, 2006. As apart of the Company’s governance process, Mr. Fradin tendered his resignation to the Board of Directors as he has materially changed his employment status. The Board of Directors accepted the resignation of Mr. Fradin due to the overlapping business operations of Mr. Fradin’s new employer and the Company and the potential conflict of interest this presents. Mr. Fradin served on the Compensation Committee, which committee position vacancy will be filled through the appointment of another independent director to the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company
(Registrant)

Date: September 8, 2006	By:	/s/ Timothy R. Yost

Name: Timothy R. Yost
Title: Chief Financial Officer